UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 27, 2005

NATION ENERGY INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

Suite 1100 - 609 West Hastings Street, Vancouver, British Columbia, Canada  V6B 4W4
(Address of principal executive offices and Zip Code)

800.400.3969
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 27, 2005 the Registrant announced that it has entered into an agreement with Netco Energy Inc. whereby Netco Energy Inc. may earn 60% of the Registrant's interest in two sections of land in the Boltan area of Alberta.

Under the terms of the agreement, Netco Energy Inc. will earn 60% of the Registrant's 15% working interest by paying for 100% of costs related to the Registrant's interests in the drilling and development of exploratory well Boltan 14-10-59-2W6.  Netco Energy Inc. will earn a 9% interest, after payout, in the test well and well spacing unit and one additional section of land.  Gross drilling and casing costs are estimated at $2,000,000.

Item 9.01.  Financial Statements and Exhibits.

10.1        Agreement dated January 10, 2005 with Netco Energy Inc.

99.1        News Release issued by the Registrant on January 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

By:  “John Hislop”
President, Chief Executive Officer, Chairman of the Board,
Chief Financial Officer, and Director
Date: January 28, 2005